Item 27. Exhibit (e)

[MassMutual logo appears here]	Contract #_____________________ (For H.O. Use Only)

C.M. LIFE INSURANCE COMPANY

140 Garden Street

Hartford, CT 06154

VARIABLE ANNUITY CONTRACT APPLICATION

1. CONTRACT OWNER INFORMATION NOTE: Contract Owner must be same as Annuitant if IRA, SEP/IRA.
Name (First, MI, Last)		Tax I.D./Social Security #
Address (No., Street)		Birth Date (Mo/Day/Yr)
Address (City, State, Zip)		Sex: ☐ Male ☐ Female	Telephone Number ( )
2. JOINT CONTRACT OWNER INFORMATION NOTE: • Joint ownership only allowed between spouses. • Unless otherwise specified, both signatures will be required for all Contract Owner transactions.
Name (First, MI, Last)		Social Security #
Address (No., Street)		Birth Date (Mo/Day/Yr)
Address (City, State, Zip)		Sex: ☐ Male ☐ Female	Telephone Number ( )
3. ANNUITANT INFORMATION NOTE: • Add Annuitant information only if different from Contract Owner. • For additional instructions use Item 11.
Name (First, MI, Last)		Tax I.D./Social Security #
Address (No., Street)		Birth Date (Mo/Day/Yr)
Address (City, State, Zip)		Sex: ☐ Male ☐ Female	Telephone Number ( )
4. BENEFICIARY INFORMATION NOTE: • In the event of the death of a Joint Contract Owner, the surviving spouse shall become the Primary Beneficiary. • For additional instructions use Item 11.
Primary Beneficiary: Name (First, MI, Last)		Relationship to Contract Owner	Tax I.D./Social Security #
Address (No., Street)		Birth Date (Mo/Day/Yr)	Telephone Number ( )
Address (City, State, Zip)
Contingent Beneficiary: Name (First, MI, Last)		Relationship to Contract Owner	Tax I.D./Social Security #
Address (No., Street)		Birth Date (Mo/Day/Yr)	Telephone Number ( )
Address (City, State, Zip)
5. PLAN INFORMATION

Non-Qualified Plan: ☐ Individual Plan

Qualified Plan:         ☐  Regular IRA - Tax year(s) _____._____

☐  IRA Rollover/Transfer

☐  SEP-IRA

☐  Corporate, Plan Type ____________________________________

☐  Other _________________________________________________

6. INITIAL PURCHASE PAYMENT	$_	NOTE:	Under certain circumstances as described in the accompanying prospectus, Net Purchase Payments may be allocated to the to Examine contract period. Thereafter, Net Purchase Payments will be allocated as directed by the Contract Owner.
7. HEALTH INFORMATION
Do you have any reason to believe that the Death Benefit will become payable to the Beneficiary in the first Contract Year? Yes ☐ No ☐
8. ANNUITY ACTIVITY

•   Have you purchased another annuity Connecticut Mutual Life or C.M. Life Annuity in the past 12 months?  Yes   ☐   No   ☐

•   Will the annuity applied for replace or change any existing individual or group life insurance or annuity?   Yes   ☐   No   ☐

9. ANNUITY DATE __________________ (Mo/Day/Yr)	NOTE:

• The Annuity Date must be the first day of a calendar month and may not be within 5 years of the Contract Issue Date.

• The Annuity Date cannot be later than the earlier of the Annuitant’s 90th birthday or the maximum date permitted under state law.

[page break]

10. ANNUITY OPTIONS	NOTE:	[• If no election is made 30 days before the Annuity Date, payments will be made under Option B with a 20 Years Period Certain.]
11. MISCELLANEOUS INSTRUCTIONS/COMMENTS

12. CONTRACT OWNER AND ANNUITANT SIGNATURES

I hereby represent that the above information is correct and true to the best of my knowledge and belief and agree that this application shall be a part of the Contract issued by the Company. Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT BEING APPLIED FOR WHEN BASED ON INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. I acknowledge receipt of a current prospectus for the Contract.

Signed at: ________________________________________   ___________   On: _____/_____/_____

City                                           State                      (Mo/Day/Yr)

Contract Owner Signature_________________________________________________________________________

Joint Contract Owner Signature _______________________________________________________________________________

Annuitant Signature (If other than a Contract Owner)_____________________________________________________________

13. NASD REGISTERED REPRESENTATIVE/AGENT/BROKER INFORMATION

Will the annuity applied for replace or change any existing individual or group life insurance annuity? If yes, I have complied with all state replacement requirements.   ☐   Yes   ☐   No

Is this replacement meant to be a tax-free exchange under Section 1035?   ☐   Yes   ☐   No

I certify that I am NASD registered and state licensed for variable annuity contracts where this application is written and delivered.

Signature of NASD Registered Representative/Agent/Broker __________________________Phone Number (        ) ___________

Print Name and License #/ Code _________________________________________________________________________________

Name and Address of Firm _____________________________________________________________________________________

City ____________________________________ State ___________________________ Zip ___________________________

Make check(s) payable to C.M. Life and mail this signed Application and the check to:		C.M. Life Insurance Company Annuity Service Center P.O. Box 419083 Kansas City, MO 64141-6083